Exhibit 31.1

CERTIFICATIONS

I, Eric van der Valk, certify that:

1.	I have reviewed this Form 10-K/A for the year ended February 1, 2025, of Ollie’s Bargain Outlet Holdings, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 11, 2025	/s/ Eric van der Valk
Eric van der Valk
President and Chief Executive Officer
(Principal Executive Officer)